Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiaries (a)	Jurisdiction of Incorporation
Bath & Body Works Direct, Inc (b)	Delaware
Limited Store Planning, Inc. (c)	Delaware
Henri Bendel, Inc. (d)	Delaware
Mast Industries, Inc. (e)	Delaware
Mast Industries (Far East) Limited (f)	Hong Kong
Limited Logistics Services, Inc. (g)	Delaware
Limited Brands Service Company, LLC (h)	Delaware
Limited Technology Services, Inc. (i)	Delaware
Limited Brands Store Operations, Inc. (j)	Delaware
Limited Brands Direct Fulfillment, Inc. (k)	Delaware
Victoria's Secret Direct Brand Management, LLC (l)	Delaware
Victoria's Secret Stores, LLC (m)	Delaware
Victoria's Secret Stores Brand Management, Inc. (n)	Delaware
Bath & Body Works, LLC (o)	Delaware
Bath & Body Works Brand Management, Inc. (p)	Delaware
beautyAvenues, LLC (q)	Delaware
Intimate Brands, Inc. (r)	Delaware
Intimate Brands Holding, LLC (s)	Delaware
La Senza Corporation (t)	Canada
Bath & Body Works (Canada) Corporation (u)	Canada
Victoria's Secret (Canada) Corporation (v)	Canada
Victoria's Secret UK Limited (w)	United Kingdom
Victoria's Secret Stores Puerto Rico, LLC (x)	Puerto Rico

(a)	The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 2, 2013.

(b)
Bath & Body Works Direct, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(c)
Limited Store Planning, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(d)
Henri Bendel, Inc., a Delaware corporation, is a wholly owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(e)
Mast Industries, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(f)
Mast Industries (Far East) Limited, a Hong Kong corporation, is a wholly owned subsidiary of Limited (Overseas) Holdings LP, an Alberta limited partnership and majority owned by Limited (Overseas) Inc., a Delaware corporation and wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(g)
Limited Logistics Services, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(h)
Limited Brands Service Company, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(i)
Limited Technology Services, Inc., a Delaware corporation, is a wholly owned subsidiary of Limited Brands Service Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(j)
Limited Brands Store Operations, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(k)
Limited Brands Direct Fulfillment, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(l)
Victoria's Secret Direct Brand Management, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Victoria's Secret Stores Brand Management, Inc., a Delaware Corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(m)
Victoria's Secret Stores, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(n)
Victoria's Secret Stores Brand Management, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(o)
Bath & Body Works, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Limited Brands Store Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(p)
Bath & Body Works Brand Management, Inc., a Delaware corporation, is a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(q)
beautyAvenues, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Mast Industries, Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(r)	Intimate Brands, Inc., a Delaware corporation, is a wholly owned subsidiary of the registrant.

(s)	Intimate Brands Holding, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(t)
La Senza Corporation, a Canadian corporation, is a wholly owned subsidiary of Limited Brands Canada, a Nova Scotia corporation and a wholly owned subsidiary of Canadian Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Canada Brands Finance LP, an Alberta limited partnership and a majority owned subsidiary of Luxembourg (Overseas) Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Limited (Overseas) Holdings LP, an Alberta limited partnership and majority owned by Limited (Overseas) Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(u)
Bath & Body Works (Canada) Corporation, a Nova Scotia corporation, is a wholly owned subsidiary of Limited Brands Canada, a Nova Scotia corporation and a wholly owned subsidiary of Canadian Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Canada Brands Finance LP, an Alberta limited partnership and a majority owned subsidiary of Luxembourg (Overseas) Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Limited (Overseas) Holdings LP, an Alberta limited partnership and majority owned by Limited (Overseas) Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(v)
Victoria's Secret (Canada) Corporation, a Nova Scotia corporation, is a wholly owned subsidiary of Limited Brands Canada, a Nova Scotia corporation and a wholly owned subsidiary of Canadian Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Canada Brands Finance LP, an Alberta limited partnership and a majority owned subsidiary of Luxembourg (Overseas) Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Limited (Overseas) Holdings LP, an Alberta limited partnership and majority owned by Limited (Overseas) Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant.

(w)
Victoria's Secret UK Limited, a United Kingdom limited company, is a wholly owned subsidiary of Luxembourg (Overseas) Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Limited (Overseas) Holdings LP, an Alberta limited partnership and majority owned by Limited (Overseas) Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc, a Delaware corporation and a wholly owned subsidiary of the registrant.

(x)
Victoria's Secret Stores Puerto Rico, LLC, a Puerto Rico limited liability company, is a wholly owned subsidiary of Luxembourg (Overseas) Holdings S.a.r.l, a Luxembourg corporation and a wholly owned subsidiary of Limited (Overseas) Holdings LP, an Alberta limited partnership and majority owned by Limited (Overseas) Inc., a Delaware corporation and a wholly owned subsidiary of Intimate Brands Holding, LLC, a Delaware limited liability company and a wholly owned subsidiary of Intimate Brands, Inc, a Delaware corporation and a wholly owned subsidiary of the registrant.